UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2017 (May 15, 2017)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2017 (the “Signing Date”), Moody’s Corporation (“Moody’s”) and Moody’s Holdings NL B.V. (the “Buyer”) entered into a Securities Purchase Agreement (the “SPA”) with Yellow Maple I B.V. (the “Target”), Yellow Maple Syrup I B.V. and Yellow Maple Syrup II B.V. (collectively with the Target, the “Target Companies”) and Yellow Maple Coöperatief U.A., Yellow Maple Holding Guernsey Limited, CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP, Broad Street Principal Investments LLC, HX Luxembourg I S.À. R.L. and the other sellers identified in the SPA (collectively, the “Sellers”). The Target is the indirect parent company of Bureau van Dijk Electronic Publishing B.V., a provider of business intelligence and company information products. Moody’s has guaranteed the obligations of the Buyer under the SPA.

Pursuant to the terms and subject to the conditions set forth in the SPA, the Buyer will acquire all of the issued and outstanding securities of the Target Companies from the Sellers (the “Acquisition”) based on an enterprise value of €3.0 billion (approximately $3.27 billion) calculated on a cash-free, debt free basis as of December 31, 2016 (the “Locked Box Date”). The purchase price payable at Completion (as defined in the SPA) consists of €2.245 billion in cash (approximately $2.45 billion), plus a daily rate of €258,605 (approximately $281,879) from the Locked Box Date to the date of Completion, and retirement of outstanding indebtedness of the Target Companies of approximately €754 million ($822 million). Dollar amounts are based on the exchange rate on May 12, 2017 of €1.09 to $1.00. Under the locked box arrangement, the economic value of the business will accrue to the Buyer after the Locked Box Date. Accordingly, the purchase price will be reduced by the amount of any Leakage (as defined in the SPA) from the Locked Box Date, which includes certain identified actions from or by any Target Company for the benefit of the Sellers during the relevant period, including, without limitation, capital and other similar payments, and certain fees and expenses incurred by any Target Company in connection with the transactions contemplated in the SPA.

The Sellers have each made certain fundamental representations and warranties regarding the ownership of securities and similar matters as set forth in the SPA. The Buyer has also made customary representations and warranties as set forth in the SPA. The Buyer and certain security holders of the Target Companies (the “Warrantors”) have also entered into a Warranty Agreement (the “Warranty Agreement”), dated the Signing Date, pursuant to which the Warrantors have made further warranties as to the business of the Target Companies. Pursuant to the Warranty Agreement, the Buyer can make certain claims against the Warrantors for breaches of warranties contained therein, subject to certain thresholds, caps and other limitations set forth therein. To supplement the protection provided in the Warranty Agreement, the Buyer and Moody’s have made arrangements to obtain, as of Completion, a warranty and indemnity insurance policy in connection with the Acquisition, which will provide coverage for certain breaches of the warranties of the Warrantors contained in the Warranty Agreement and certain representations and warranties of the Sellers contained by the SPA, in each case subject to a retention amount, exclusions, policy limits, and certain other terms and conditions.

The Sellers have agreed, subject to the terms of the SPA, to various covenants and agreements, including, among others, to operate the business of each relevant entity in the ordinary course of business, consistent with past practice and in compliance with applicable laws.

Completion of the Acquisition is not subject to a financing condition, and the Buyer has warranted that it has sufficient funds through cash on hand and available financing arrangements to fulfil its obligations under the SPA. The Acquisition is subject to the receipt of merger control clearance from the EU Commission. The Buyer has agreed to use its best efforts to obtain merger control clearance. The SPA may be terminated by the Sellers if merger control clearance is not obtained from the EU Commission by November 15, 2017. The SPA may be terminated by Moody’s at any time after January 15, 2018.

The foregoing descriptions of the SPA and Warranty Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the SPA and Warranty Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2 hereto, respectively and are incorporated herein by reference. The foregoing descriptions are not intended to provide any factual information about the parties to the SPA or their respective subsidiaries and affiliates. The SPA and Warranty Agreement contain representations and warranties by certain of the parties to the SPA and Warranty Agreement, which were made only for purposes of that agreement and as of specified dates. The representations and warranties and covenants in the SPA and Warranty Agreement were made solely for the benefit of the parties to such agreements; are subject to limitations agreed upon by the contracting parties; may have been made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations and warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the SPA and Warranty Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and covenants may change after the date of the SPA and Warranty Agreement, which subsequent information may or may not be fully reflected in Moody’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Signing Date, Moody’s entered into a 364-Day Bridge Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Administrative Agent”) and the lenders party thereto. The Credit Agreement provides for a $1.5 billion bridge facility (the “Facility”), consisting of $1.0 billion of tranche 1 commitments and $500 million of tranche 2 commitments. Following the Signing Date, to the extent that Moody’s issues new senior unsecured notes and/or obtains new term loan commitments, such tranche 1 and tranche 2 commitments will be reduced by the full amount of the net cash proceeds received in connection the issuance of such new unsecured senior notes and/or the full aggregate principal amount of such new term loan commitments. To the extent that new senior unsecured notes are not issued and new term loans are not made at or prior to the time the Acquisition is consummated, the proceeds of the Facility may be used to finance the Acquisition, to pay related fees and expenses and to repay certain indebtedness of the Target Companies. It is Moody’s intention to finance the Acquisition through new term loans, new senior unsecured notes and commercial paper, either at or prior to the Completion of the Acquisition, and Moody’s expects, if and when appropriate, to make additional public filings with respect thereto. Advances under the Facility will be available on a date after the Signing Date, subject to satisfaction of certain conditions set forth in the Credit Agreement (the “Closing Date”). The Facility will mature on the date that is 364 days after the Closing Date.

The remaining cash needed to finance the Acquisition and repay outstanding indebtedness will be provided by cash on hand.

The commitments under the Facility will terminate upon the earliest of (i) 6:00 p.m. (New York Time) on January 29, 2018 or (ii) the Completion of the Acquisition.

Interest on borrowings under the Facility is payable at rates that are based on the London InterBank Offered Rate (“LIBOR”) plus a premium that can range from 87.5 basis points to 150 basis points depending on Moody’s index debt rating, as set forth in the Credit Agreement.

Moody’s also pays a non-refundable ticking fee to the Administrative Agent from the date that is sixty days following the Signing Date through and including the date of termination of the commitments under the Facility in full. The ticking fee for the Facility can range from 8 basis points of the aggregate amount of commitments under the Facility to 17.5 basis points, depending on Moody’s index debt rating.

Moody’s also pays to the Administrative Agent for the account of each lender a duration fee, on the 90th, 180th and 270th day after the Closing Date, but solely if the loans under the Facility are borrowed, in an amount equal to 50 basis points, 75 basis points and 100 basis points, respectively, based on the aggregate amount of loans outstanding under the Facility.

The Facility contains covenants that, among other things, restrict the ability of Moody’s, without the approval of the lenders, to engage in mergers, consolidations, asset sales, transactions with affiliates, sale and leaseback transactions or to incur liens, as set forth in the Credit Agreement. The Facility also contains a financial covenant that requires Moody’s to maintain a Total Debt to EBITDA Ratio of: (i) 4.5 to 1.0 as of the end of each fiscal quarter (with respect to the first three consecutive fiscal quarters immediately following the Closing Date) and (ii) 4.0 to 1.0 as of the end of the fourth fiscal quarter immediately following the Closing Date and each fiscal quarter thereafter. Upon the occurrence of certain financial or economic events, significant corporate events or certain other events of default constituting an event of default under the Facility, all loans outstanding under the Facility (including accrued interest and fees payable thereunder) may be declared immediately due and payable and all commitments under the Facility may be terminated. In addition, certain other events of default under the Facility would automatically result in amounts due becoming immediately due and payable and all commitments being terminated.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release of Moody’s, dated May 15, 2017, announcing the entry into a definitive purchase agreement with respect to the Acquisition of the Target Companies. Moody’s will host a webcast and conference call on May 15, 2017 to discuss the Acquisition. The accompanying slide presentation will be posted on Moody’s Investor Relations website, http://ir.moodys.com under “Featured Events and Presentations”.

The information in this Item 7.01 is being furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description

2.1*	Securities Purchase Agreement, dated as of May 15, 2017, among Moody’s Corporation, Moody’s Holdings NL B.V., Yellow Maple I B.V., Yellow Maple Syrup I B.V., Yellow Maple Syrup II B.V. and the Sellers identified therein.*

2.2*	Warranty Agreement, dated as of May 15, 2017, between Moody’s Holdings NL B.V. and the Warrantors identified therein.*

4.1	364-Day Bridge Credit Agreement dated as of May 15, 2017, among Moody’s Corporation, the Lenders Party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1**	Press release of Moody’s Corporation, dated May 15, 2017.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Moody’s hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

**	Furnished, not filed.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. The forward-looking statements in this document are made as of the date hereof, and Moody’s disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, (i) as it relates to the proposed transaction: the costs incurred in negotiating and consummation the proposed transaction, including the diversion of management time and attention; the ability of the parties to successfully complete the proposed acquisition on anticipated terms and timing, including obtaining regulatory approvals (without any significant conditions being imposed); the possibility that the conditions to closing may not be satisfied and the transaction will not be consummated; the fact that, under the SPA, the risk of the business of the Target Companies shifts to Moody’s as of December 31, 2016; not incurring any unforeseen, but significant liabilities; risks relating to the integration of the Target Companies’ operations, products and employees into Moody’s and the possibility that anticipated synergies and other benefits of the proposed acquisition will not be realized in the amounts anticipated or will not be realized within the expected timeframe; risks that the proposed acquisition could have an adverse effect on the business of the Target Companies or their prospects, including, without limitation, on relationships with venders, suppliers or customers; claims made, from time to time, by venders, suppliers or customers; changes in the European or global marketplaces that have an adverse effect on the business of the Target Companies; the outcome of legal proceedings if any which may arise following the announcement of the proposed acquisition; any meaningful changes in the credit markets to the extent that they increase the cost of financing for the transaction; and the ability of the Target Companies to comply successfully with the various governmental regulations applicable to their business, as they exist from time to time, and the risk of any failure relating thereto; and (ii) as it relates to Moody’s generally: future world-wide credit market disruptions or an economic slowdown, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates and other volatility in the financial markets such as that due to the U.K.’s referendum vote whereby the U.K. citizens voted to withdraw from the EU; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting world-wide credit markets, international trade and economic policy; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations, including provisions in the Financial Reform Act and regulations resulting from that Act; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquires to which Moody’s may be subject from time to time; provisions in the Financial Reform Act legislation modifying the pleading standards, and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2016, and in other filings made by Moody’s from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: May 15, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Securities Purchase Agreement, dated as of May 15, 2017, among Moody’s Corporation, Moody’s Holdings NL B.V., Yellow Maple I B.V., Yellow Maple Syrup I B.V., Yellow Maple Syrup II B.V. and the Sellers identified therein.

2.2*	Warranty Agreement, dated as of May 15, 2017, between Moody’s Holdings NL B.V. and the Warrantors identified therein.

4.1	364-Day Bridge Credit Agreement dated as of May 15, 2017, among Moody’s Corporation, the Lenders Party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1**	Press release of Moody’s Corporation, dated May 15, 2017.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Moody’s hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

**	Furnished, not filed.